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                                                                    EXHIBIT 99.7


                 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


         This Convertible Preferred Stock Purchase Agreement (this "Agreement"), dated as of January 11, 2000, among Sheldahl, Inc., a Minnesota corporation (the "Company"), and the parties executing an Acceptance page hereto ( individually, a "Purchaser" and collectively the "Purchasers").

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers and the Purchasers desire to acquire shares of the Company's Series F Convertible Preferred Stock, par value $1.00 per share (the "Series F Preferred").

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchasers agree as follows:


                     PURCHASE AND SALE OF PREFERRED SHARES

         1.1 Purchase and Sale.

         (a) Subject to the terms and conditions set forth herein, at the Closing (as defined below), the Company shall issue and sell to the Purchasers and the Purchasers, shall purchase shares of Series F Preferred (the "Shares").

         (b) The Shares shall have the respective rights, preferences and privileges set forth in the Certificate of Designation attached hereto as Exhibit A (the "Certificate of Designation"), which shall be filed on or prior to the Closing Date (as defined below) by the Company with the Secretary of State of Minnesota. The Shares, the Warrants (as defined in Section 3.2) and the Underlying Shares (as defined in Section 2.1 (d)) are sometimes collectively referred to herein as the "Securities."

         1.2 Purchase Price. The purchase price per Share shall be $1,000.

         1.3 The Closing.

         (a) The Closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Lindquist & Vennum P.L.L.P., 4200 IDS Center, 80 South 8th Street, Minneapolis, Minnesota on January 11, 2000. The date of the Closing is hereinafter referred to as the "Closing Date."

         (b) At the Closing, the Company shall deliver to each Purchaser, (A) a stock certificate registered in the name of such Purchasers for the number of Series F Preferred set forth opposite such Purchaser's name on Schedule A hereto (B) a Warrant to purchase thirty one (31) shares of Common Stock of the Company for each $1000 of purchase price; and (C) all other documents, instruments and writings required to have been delivered at or prior to the


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Closing by the Company to Purchasers pursuant to this Agreement. At the
Closing, each Purchaser shall deliver to the Company the purchase price set forth on Schedule A hereto by wire transfer of same day funds.


                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to each of the Purchasers individually:

         (a) Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.

         (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Certificate of Designation, the Registration Rights Agreement (defined in Section 4.1(h)) and the Warrants (the "Transaction Documents") and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each Transaction Document by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each Transaction Document has been duly executed by the Company and, when delivered or filed in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         (c) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth in Schedule 2.1(c). Except as specifically disclosed in Schedule 2.1(c), no shares of Common Stock of the Company are entitled to preemptive or similar rights, nor is any holder of the Common Stock of the Company entitled to preemptive or similar rights. Except as disclosed in
Schedule 2.1(c), there are no outstanding options, warrants or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares and Warrants hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is bound to issue additional shares of the Company's Common Stock, or securities or rights convertible or exchangeable into shares of the Company's Common Stock.

         (d) Issuance of Shares and Warrants. The Shares and the Warrants are duly authorized and, when issued in accordance with the terms hereof, the Certificate of Designation



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or the Warrants, as the case may be, shall be validly issued, fully paid and non-assessable. As of the Closing Date, the Company will have and, at all times while any Shares or any Warrants are outstanding, will maintain, an adequate reserve of duly authorized shares of its Common Stock to enable it to perform its obligations under this Agreement, the Warrants and the Certificate of Designation with respect to the number of Shares and Warrants issued and outstanding at such Closing Date. The shares of Common Stock issuable upon conversion of the Shares and exercise of the Warrants and which may be issued as payment of dividends on the Shares are collectively referred to herein as the "Underlying Shares." When issued in accordance with the terms hereof, the Certificate of Designation or the Warrants, as the case may be, the Underlying Shares will be duly authorized, validly issued, fully paid (except that Underlying Shares issued upon exercise of Warrants shall be fully paid upon delivery of the applicable exercise price therefor) and non-assessable, free and clear of all liens, claims, encumbrances or defects of any kind (collectively, "Liens"), except as set forth in any required legends thereon.

         (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its Articles of Incorporation or Bylaws; or (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (other than (x) a violation of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), as a result of a failure of the representations and warranties of the Purchasers set forth in the first sentence of Section 2.2(h) to be accurate; or (y) a violation of any federal and state securities laws requiring filings with such authorities and the delivery of certain information pursuant to Rule 502(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, to the Purchasers who are deemed not to be accredited investors as a result of a failure of the representations and warranties of the Purchasers set forth in Section 2.2(c) to be accurate), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not reasonably be expected to, individually or in the aggregate, have or result in a material adverse effect on the results of operations, assets or financial condition of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

         (f) Consents and Approvals. Except as specifically set forth in
Schedule 2.1(f), and assuming that the representations and warranties of the Purchasers contained in Section 2.2 are true and correct in all respects, the Company is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for (i) the filings of the Certificate of Designation with respect to the Shares with the Secretary of State of Minnesota;



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(ii) the filing of the Underlying Securities Registration Statement(s) (as
defined in the Registration Rights Agreement) with the Securities and Exchange Commission (the "Commission"); (iii) the application(s) or any letter(s) acceptable to and approved by the National Association of Securities Dealers, Inc. ("NASD") for the designation of the Underlying Shares for trading on the Nasdaq National Market (and with any other national securities exchange or market on which the Common Stock is then listed); (iv) any filings, notices or registrations under applicable federal or state securities laws and any filing that may be required under the HSR Act as a result of a failure of the representations and warranties of the Purchasers set forth in the first sentence of Section 2.2(h) to be accurate; and (v) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, would not materially impair or delay the ability of the Company to effect the Closing and to deliver to the Purchasers the Shares (and, upon conversion of the Shares and exercise of Warrants, the Underlying Shares) in the manner contemplated hereby and by the Registration Rights Agreement (together with the consents, waivers, authorizations, orders, notices and filings referred to in Schedule 2.1(f), the "Required Approvals").

         (g) Litigation; Proceedings. Except as disclosed in Item 3. of the Company's most recent Form 10-K, there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

         (h) No Default or Violation. Neither the Company nor any subsidiary
(i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound; or (ii) is in violation of any order of any court, arbitrator or governmental body, except as could not reasonably be expected to, in any such case (individually or in the aggregate) have or result in a Material Adverse Effect.

         (i) SEC Documents. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (the foregoing materials being collectively referred to herein as the "SEC Documents"), on a timely basis, or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise indicated in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the



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dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

         2.2 Representations and Warranties of the Purchasers. Each Purchaser, hereby represents and warrants to the Company with respect to itself or himself as follows:

         (a) Organization; Authority. The Purchaser has the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The purchase of Securities hereunder has been duly authorized by all necessary action on the part of the Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

         (b) Investment Intent. The Purchaser is acquiring the Securities for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

         (c) Purchaser Status. At the time the Purchaser was offered the Shares and the Warrants, it was and, at the date hereof, it is, and at the Closing Date it will be, an "accredited investor" as defined in Rule 501(a)(1), (2),
(3) or (4) under the Securities Act.

         (d) Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment to its satisfaction.

         (e) Ability of Purchaser to Bear Risk of Investment. On the Closing Date, the Purchaser is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment.

         (f) Access to Information. The Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities, and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the



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opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to its investment.

         (g) Reliance. The Purchaser understands and acknowledges that (i) the Securities are being offered and sold to the Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder; and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

         (h) No Affiliation. No Purchaser is an Affiliate or Associate (as such terms are defined in Rule 12b-2 under the Exchange Act) of any other Purchaser or is acting in concert with any other Purchaser. No Purchaser beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act) any Securities of any other Purchaser.

         (i) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate or articles of incorporation, bylaws, partnership agreement or other governing instrument, as applicable (each as amended through the date hereof), or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Purchaser is subject (including foreign, federal and state securities laws and regulations).

         (j) Consents and Approvals. Except for Schedule 13D and Form 4 filings by Molex Incorporated, such Purchaser is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by such Purchaser of the Transaction Documents.

         (k) Litigation; Proceedings. There is no action, suit, notice of violation, proceeding or investigation pending, or to the knowledge of the Purchaser, threatened against or affecting the Purchaser before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which would adversely affect the legality, validity or enforceability of any of the Transaction Documents in any respect or adversely impair the Purchaser's ability to perform fully on a timely basis its obligations under the Transaction Documents.

         (l) Beneficial Ownership of Sheldahl Stock. At and after the Closing, no Purchaser shall be a Beneficial Owner of fifteen percent (15%) or more of outstanding shares of the Company's Common Stock. For purposes of this Section 2.2(l), "Beneficial Owner" shall have the meaning set forth in Section 1(d) of the Rights Agreement dated June 16, 1996, as amended effective July 25, 1998, by and between the Company and Norwest Bank Minnesota, N.A., as the



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same may be amended or modified from time to time (the "Rights Agreement").
Each Purchaser has been provided, upon its request, with a copy of such definition and has had an opportunity to review it with such Purchaser's legal counsel. Each Purchaser acknowledges that the transactions contemplated by the Transaction Documents shall not be deemed to have received any required approval under the terms of such Rights Agreement. Notwithstanding the foregoing, for purposes of Molex Incorporated, such references above to fifteen percent (15%) shall be deemed to refer to twenty-two percent (22%).

         (m) Residency. The Purchaser is a resident of or domiciled in the state set forth on Schedule A.


                        OTHER AGREEMENTS OF THE PARTIES

         3.1 Transfer Restrictions.

         (a) If the Purchaser should decide to dispose of any of the Securities held by it, the Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of any Securities other than pursuant to an effective registration statement or to the Company or to an Affiliate of the Purchaser or pursuant to Rule 144 under the Securities Act ("Rule 144"), the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act.

         (b) The Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Securities:

         [NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE]] [THE SECURITIES REPRESENTED HEREBY] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.



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         [FOR SHARES ONLY] SHELDAHL, INC. WILL FURNISH WITHOUT CHARGE TO EACH
         SHAREHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF THE CLASS OF STOCK OR SERIES THEREOF TO WHICH THE SHARES REPRESENTED BY THIS CERTIFICATE ARE A PART AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

         The Underlying Shares issuable upon conversion of Shares and exercise of the Warrants, as the case may be, shall not contain the legend set forth above (or any other legend other than those that identify the existence of the Rights Agreement) if the conversion of such Shares or exercise of the Warrants, as the case may be, occurs at any time while the Underlying Securities Registration Statement is effective under the Securities Act or in the event there is not an effective Underlying Securities Registration Statement at such time, if the Underlying Shares have been sold pursuant to Rule 144, or if in the written opinion of counsel to the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the Securities Act (including judicial interpretation and pronouncements issued by the staff of the Commission). The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of any Securities.

         3.2 The Warrants. At the Closing, the Company shall issue and deliver Common Stock purchase warrants (the "Warrants") entitling the Purchasers to purchase, on the terms and conditions set forth in Exhibit B hereto, an aggregate of 31 shares of Common Stock for each share of Series F Preferred Stock at a price per share equal to the initial Conversion Price (as defined in the Certificate of Designation attached hereto as Exhibit A) (the "Warrant Exercise Price").

         3.3 Use Of Proceeds. The Company shall use the Net Proceeds from the placement of the Shares and Warrants for working capital purposes.

                                   ARTICLE IV
                                   CONDITIONS

         4.1 Conditions Precedent to the Obligation of the Purchasers to Purchase the Series F Shares. The obligation of each Purchaser hereunder to acquire and pay for the Shares and the Warrants is subject to the satisfaction or waiver by each Purchaser, at or before the Closing, of each of the following conditions:

         (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on and as of such date;

         (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the



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Transaction Documents to be performed, satisfied or complied with by the
Company at or prior to the Closing Date;

         (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement;

         (d) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on the Nasdaq National Market (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company or any suspension of trading of securities generally);

         (e) Legal Opinion. The Company shall have delivered to the Purchasers an opinion of outside legal counsel to the Company as to the matters attached hereto as Exhibit C and dated the Closing Date;

         (f) Required Approvals. All Required Approvals shall have been obtained;

         (g) Delivery of Stock Certificates and Warrants. The Company shall have delivered to the Purchasers or the Purchasers' designee the stock certificate(s) representing the Shares being purchased at the Closing and the Warrants to be received by the Purchasers, registered in the name of the Purchasers, in form satisfactory to the Purchasers;

         (h) Registration Rights Agreement. The Company and the Purchasers shall have entered into the Registration Rights Agreement in the form of Exhibit D.

         4.2 Conditions Precedent to the Company's Obligations. The obligations of the Company hereunder are subject to the following conditions:

         (a) Accuracy of the Representations and Warranties of Purchasers. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on and as of such date;

         (b) Performance by the Purchasers. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date;

         (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement;



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         (d) Required Approvals. All Required Approvals shall have been obtained;

         (e) Payment of Purchase Price. The Purchasers shall have paid the purchase price set forth on Schedule A.


                                 MISCELLANEOUS

         5.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except as set forth in the Registration Rights Agreement. Each Purchaser, severally, shall be responsible for its or his own tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement.

         5.2 Entire Agreement: Amendments. This Agreement, together with the Exhibits and Schedules hereto, the Registration Rights Agreement, the Certificate of Designation (when filed) and the Warrants referenced in Section 3.2, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

         5.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered on a business day after during normal business hours where such notice is to be received); or (b) on the business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to the Company:         Sheldahl, Inc.
                                    1150 Sheldahl Road
                                    Northfield, MN 55057-9444
                                    Attn: Jill Burchill
                                    Fax:  (507) 663-8326 or
                                          (507) 663-8435

         With copies to:            Lindquist & Vennum P.L.L.P.
                                    4200 IDS Center
                                    80 South Eighth Street
                                    Minneapolis MN 55402
                                    Attn: Charles P. Moorse, Esq.
                                    Fax:  (612) 371-3207



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         If to the Purchasers:      To the address set forth opposite their
                                    respective names on Schedule A

or such other address as may be designated in writing hereafter, in the same manner, by such person.

         5.4 Amendment; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and each Purchaser; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor each Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding anything to the contrary contained herein, each Purchaser may assign its rights hereunder in connection with any sale or transfer of such Purchaser's Securities to any Affiliate of each Purchaser as long as the transferee Affiliate agrees in writing to be bound by the applicable provisions of this Agreement, in which case the term "Purchasers" shall be deemed to refer to such transferee as though such transferee were an original signatory thereto.

         5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         5.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Minnesota without regard to the principles of conflicts of law thereof.

         5.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become binding with respect to a Purchaser on the date the acceptance form hereto is executed and delivered by such Purchaser and with respect to the Company on the date executed and delivered by the Company, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         5.10 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         5.11 Covenants. The foregoing covenants shall not be applicable to the extent and for so long as the Board of Directors of the Company has determined in its judgment, after consultation with counsel to the Company, that fulfilling such covenants could result in either a violation of applicable securities laws or breach of the Board of Directors' fiduciary duties. In addition, each of the Purchasers agrees to comply with applicable securities laws in the use and care of any information provided by the Company.

         (a) The Company agrees during the fiscal year ended August 25, 2000 to provide to Purchasers such business and financial information as Purchasers reasonably request.

         (b) The Company agrees that if by February 28, 2000 it has not engaged in a transaction (or is not then actively negotiating a transaction the Company's board of directors believes, in its good faith judgement, is reasonable likely to be consummated) which would result in a sale or other strategic business combination transaction relating to its Micro Products business, then the Company will meet with Purchasers to discuss strategic options regarding this activity.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its authorized representative and the Purchasers have caused this Agreement to be executed by signing in counterpart the acceptance form attached to this Agreement.

                                     COMPANY:

                                     SHELDAHL, INC.


                                     By
                                         ---------------------------------------
                                         Jill Burchill, Chief Financial Officer

                                   ACCEPTANCE


         The undersigned hereby accepts the terms and conditions set forth in the Convertible Preferred Stock Purchase Agreement, dated January 11, 2000, among Sheldahl, Inc., a Minnesota corporation (the "Company") and the undersigned thereto as the terms and conditions applicable to the purchase of Shares of Series F Convertible Preferred Stock of the Company by the undersigned. By execution of this Acceptance, the undersigned hereby makes each of the representations contained in Section 2.2 of the Convertible Preferred Stock Purchase Agreement.


                                     Purchaser:

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                     Dated:   January _____, 2000

                                   SCHEDULE A

                                   PURCHASERS


Name and Address           Number of Shares       Purchase Price             State of Residency
-----------------          ----------------       --------------             ------------------
Molex Incorporated                    1,300               $1,000                       Illinois
2222 Wellington Court
Lisle, IL  60532

Richard S. Wilcox, Jr.                  500               $1,000                        Arizona
HCR 34, Box 5005
Mayer, AZ  86333-9506

                                SCHEDULE 2.1(c)

                                 Capitalization


Common Stock authorized:                          50,000,000 shares, $.25 par value

Preferred Stock authorized:                       500,000 shares, $1.00 par value

o  Common Stock outstanding
     as of January 11, 2000:                      11,613,020 shares, $.25 par value


o  Series B Convertible Preferred Stock
     outstanding as of January 11, 2000:          167 shares


o  Series D Convertible Preferred Stock
     outstanding as of January 11, 2000:          32,417 shares


o  Series E Convertible Preferred Stock
     outstanding as of January 11, 2000:          8,060 shares


o  Warrants outstanding
     as of January 11, 2000:                      577,582 warrants


o  Options outstanding
     as of January 11, 2000:                      1,623,550 options


1. Rights granted under the Rights Agreement dated June 16, 1996 and amended July 25, 1998 between Sheldahl, Inc. and Norwest Bank Minnesota, N.A. (150,000 shares of Series A Junior Participating Preferred Stock reserved for issuance, subject to increase as provided therein).

2. Additional options and shares may be granted to employees and directors of the Company under the Company's Stock Option Plans and Employee Stock Purchase Plan.

3. Agreement Relating to Sheldahl dated November 18, 1998 between the Company and Molex, Incorporated providing Molex with certain rights to participate in future stock or debt offerings by the Company, including the Series F Preferred Stock under this Agreement.

                                SCHEDULE 2.1(f)

                              Required Approvals





1.   See Item 3 of Schedule 2.1(c) incorporated herein by reference.